UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 2, 2013

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-4449

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 2, 2013, Escalade, Incorporated (“Escalade”) entered into the Ninth Amendment (the “Ninth Amendment”) to Escalade’s Credit Agreement with its issuing bank, JPMorgan Chase Bank, N.A. (“Chase”). The Ninth Amendment amends the Credit Agreement dated as of April 30, 2009, as amended by Amendments First through Eighth (collectively, the “Credit Agreement”), among the Company, Chase and the other lenders identified therein (collectively, “Lender”).

This Form 8-K describes the primary changes to the Credit Agreement as a result of the Ninth Amendment. For the entire text of the Ninth Amendment, which constitutes all of the changes resulting from the Ninth Amendment, please see Exhibit 10.1 attached hereto. Except as set forth in the Ninth Amendment, the terms and conditions of the Credit Agreement remain in full force and effect. All capitalized terms not defined in this Form 8-K have the meanings set forth in the Credit Agreement or, if applicable, as amended pursuant to the Ninth Amendment.

The Ninth Amendment modified the loan covenants regarding Restrictive Agreements as it relates to securing outside indebtedness. Specifically, the Ninth Amendment allows Escalade to purchase two buildings that it currently leases in Rosarito, Mexico through a seller-financed arrangement in the amount of approximately $2.5 million. Escalade entered into a real estate purchase agreement for that property in connection with entering into the Ninth Amendment.

Escalade’s indebtedness under the Credit Agreement continues to be collateralized by liens on all of the present and future equity of each of Escalade’s domestic subsidiaries and substantially all of the assets of the Company. In addition, each direct and indirect domestic subsidiary of Escalade has unconditionally guaranteed all of the indebtedness of Escalade arising under the Credit Agreement and has secured its guaranty with a first priority security interest and lien on all of its assets. The Pledge and Security Agreement dated April 30, 2009 by and between Escalade and Chase, and each Pledge and Security Agreement dated April 30, 2009 by and between each such Escalade subsidiary and Chase continue in full force and effect, as amended by the Master Amendment to Pledge and Security Agreements dated May 31, 2010 entered into by Chase, Escalade and each such subsidiary. The Unlimited Continuing Guaranty dated April 30, 2009 applicable to each of Escalade’s domestic subsidiaries continues in full force and effect without change. In connection with the execution of the Ninth Amendment, each of Escalade’s domestic subsidiaries consented to the execution of such Amendment and reaffirmed their Guaranty in favor of Lender.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.1	Ninth Amendment to Credit Agreement dated as of April 2, 2013 by and between Escalade, Incorporated and JPMorgan Chase Bank, N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2013	ESCALADE, INCORPORATED

	By:	/s/ DEBORAH J. MEINERT
Vice President Finance, Chief Financial Officer and Secretary

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